UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
January 29, 2021

Brookfield Property REIT Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34948	27-2963337
(State or other jurisdiction of incorporating or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

250 Vesey Street, 15th Floor, New York, NY	10281
(Address of principal executive offices)	(Zip Code)

(212) 417-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Stock, par value $.01 per share	BPYU	Nasdaq Global Select Market
6.375% Series A Cumulative Perpetual Redeemable Preferred Stock, par value $0.01 per share	BPYUP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act or Rule 12b-2 of the Exchange Act.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition.

On February 2, 2021, Brookfield Property REIT Inc. (the “Company”) disclosed the following financial information:

The following is the Company’s balance sheet as at December 31, 2020 and December 31, 2019.

Brookfield Property REIT Inc.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	December 31, 2020	December 31, 2019

	(Dollars in thousands, except share and per share amounts)
Assets:
Investment in real estate:
Land	$3,620,513	$3,659,595
Buildings and equipment	13,967,411	14,020,589
Less accumulated depreciation	(2,968,064)	(2,569,911)
Construction in progress	256,510	160,443
Net property and equipment	14,876,370	15,270,716
Investment in Unconsolidated Real Estate Affiliates	4,342,298	4,634,292
Net investment in real estate	19,218,668	19,905,008
Cash and cash equivalents	204,541	197,829
Accounts receivable, net	524,982	234,928
Notes receivable	45,553	76,310
Deferred expenses, net	158,739	188,591
Prepaid expenses and other assets	827,793	745,060
Deferred tax assets, net	655,060	625,660
Assets held for disposition	242,404	—
Total assets	$21,877,740	$21,973,386
Liabilities:
Mortgages, notes and loans payable	$16,114,586	$15,902,894
Investment in Unconsolidated Real Estate Affiliates	151,095	125,565
Accounts payable and accrued expenses	993,685	1,027,130
Dividend payable	903	21
Junior subordinated notes	206,200	206,200
Liabilities held for disposition	263,141	—
Total liabilities	17,729,610	17,261,810
Redeemable equity interests	839,143	1,354,234
Redeemable noncontrolling interests	60,826	62,235
Total redeemable interests	899,969	1,416,469
Equity:
Total stockholders' equity	1,841,218	1,762,367
Noncontrolling interests	1,406,943	1,532,740
Total equity	3,248,161	3,295,107
Total liabilities, redeemable interests and equity	$21,877,740	$21,973,386

The following is the Company’s income statement for the years ended December 31, 2020, December 31, 2019 and December 31, 2018.

Brookfield Property REIT Inc.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	Year ended December 31,
	2020	2019	2018

	(Dollars in thousands, except per share amounts)
Revenues:
Rental revenues, net	$1,355,858	$1,337,684	$1,867,980
Management fees and other corporate revenues	125,107	166,505	125,776
Other	48,558	59,779	70,278
Total revenues	1,529,523	1,563,968	2,064,034
Operating Expenses:
Real estate taxes	192,726	171,072	221,175
Property maintenance costs	31,728	32,032	41,637
Marketing	6,713	5,945	7,787
Other property operating costs	185,524	179,278	253,210
Provision for doubtful accounts	—	—	12,102
Property management and other costs	231,047	229,150	172,554
General and administrative	24,487	22,452	46,441
Costs related to the BPY Transaction	—	9,179	202,523
Provision for impairment	133,671	223,142	45,866
Depreciation and amortization	643,166	501,636	633,063
Total operating expenses	1,449,062	1,373,886	1,636,358
Interest and dividend income	8,138	25,792	33,710
Interest expense	(693,656)	(678,460)	(576,700)
(Loss) gain from changes in control of investment properties and other, net	(15,433)	720,706	3,097,196
Gain (loss) on extinguishment of debt	14,320	(27,542)	13,983
(Loss) income before income taxes, equity in (loss) income of Unconsolidated Real Estate Affiliates and related gain on investment, and allocation to noncontrolling interests	(606,170)	230,578	2,995,865
Benefit from (provision for) income taxes	35,367	(9,683)	594,186
Equity in (loss) income of Unconsolidated Real Estate Affiliates	(181,273)	19,586	86,552
Unconsolidated Real Estate Affiliates - (loss) gain on investment, net	(51,800)	240,430	487,166
Net (loss) income	(803,876)	480,911	4,163,769
Allocation to noncontrolling interests	90,347	(48,031)	(73,228)
Net (loss) income attributable to Brookfield Property REIT Inc.	$(713,529)	$432,880	4,090,541

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 29, 2021, Ric Clark resigned as Chairman and as a member of the Board of Directors of the Company. Mr. Clark’s resignation was not due to any disagreement between Mr. Clark and the Company on any matters relating to the Company’s operations, practices or policies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKFIELD PROPERTY REIT INC.

February 2, 2021	By:	/s/ Michelle Campbell
	Name:	Michelle Campbell
	Title:	Secretary